UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

April 27, 2010

Date of Report (Date of earliest event reported)

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2010, Stanley Westreich delivered notice of his resignation, effective May 10, 2010, from the Board of Directors of Capital One Financial Corporation (the “Company”). Mr. Westreich has been a member of the Company’s Board since 1994, prior to the Company’s initial public offering. In 2009, the Board of Directors waived the Board’s retirement age to enable Mr. Westreich to continue to serve as a director in light of the economic circumstances facing the financial services industry as a whole and the Company’s recent acquisition of Chevy Chase Bank, F.S.B., and in recognition of Mr. Westreich’s continuing value to the Company. Mr. Westreich believes that he has fulfilled the Board’s expectations and now wishes to pursue other interests.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The Company’s 2010 Annual Meeting of Stockholders was held on April 29, 2010.

(b) The following matters were voted upon at the meeting:

(1) Mr. W. Ronald Dietz; Mr. Lewis Hay, III and Mr. Mayo Shattuck III were elected to the Board of Directors;

(2) The selection of the firm Ernst & Young LLP to serve as the independent registered public accounting firm of the Company for 2010 was ratified;

(3) The advisory vote on the Company’s named executive officer compensation was approved;

(4) The shareholder proposal regarding senior executive stock retention requirements was defeated; and

(5) The shareholder proposal regarding board declassification was approved.

Item	Votes For	Votes Against	Abstain	Broker Non-Votes
W. Ronald Dietz	334,059,601	9,265,722	334,005	36,156,721
Lewis Hay, III	326,826,634	16,501,534	331,160	36,156,721
Mayo A. Shattuck III	326,787,116	16,559,999	312,213	36,156,721
Ratification of the Selection of Ernst & Young LLP as Independent Auditors of the Company for 2010	376,622,132	3,008,144	185,773
Advisory Approval of Capital One’s Named Executive Officer Compensation	314,575,736	63,059,351	2,180,962
Stockholder Proposal Regarding Senior Executive Stock Retention Requirements	74,097,077	268,369,411	1,192,840	36,156,721
Stockholder Proposal Regarding Board Declassification	284,789,798	58,215,779	653,751	36,156,721

Vote	based on common shares outstanding of 456,373,968 at March 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: April 30, 2010	By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr.
General Counsel & Corporate Secretary

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